Exhibit 10.16(b)



                               AMENDMENT NO. 1 TO
                            AMERICAN MEDICAL SECURITY
                     NONQUALIFIED EXECUTIVE RETIREMENT PLAN

         This Amendment to the American Medical Security Nonqualified Executive Retirement Plan (the "Plan") is made and effective the 20th day of January, 2003.

                                   WITNESSETH:

         WHEREAS, the Plan provides certain employees of American Medical Security Group, Inc. and its participating affiliates, ("AMSG") with the opportunity to accumulate deferred compensation;

         WHEREAS, AMSG desires to amend the Plan as set forth below and the Compensation Committee of the Board of Directors of AMSG has authorized amending the plan as set forth below.

         NOW, THEREFORE, AMSG hereby amends the Plan as follows:

         1. AMENDMENT TO SECTION 3.2. The following shall be added to the end of section 3.2:

            Notwithstanding the foregoing, for purposes of Company Contributions, an Eligible Employee may file a Participant Enrollment and Election Form after the date on which the Eligible Employee's participation is to commence.

         2. OTHER TERMS AND CONDITIONS. Except as set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, AMSG has caused this Amendment to be effective on the date first set forth above.


ATTEST/WITNESS:                          AMERICAN MEDICAL SECURITY
                                         GROUP, INC.

By:  /s/ Cheryl A. Thomson               By:   /s/ John R. Wirch

Printed Name:  Cheryl A. Thomson         Printed Name:   John R. Wirch

Title:  Assistant Secretary              Title:  Vice President, Human Resources

Date:   01/24/2003                       Date:   01/24/2003